Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Siemens Aktiengesellschaft for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ralf P. Thomas, Chief Financial Officer of Siemens Aktiengesellschaft, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Siemens Aktiengesellschaft.

Dated: November 27, 2013

/s/ DR. RALF P. THOMAS
Name: Dr. Ralf P. Thomas Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.